Exhibit 99.1

PRESS RELEASE

Skillsoft Appoints Jim Frankola and Fahd Beg to Board of Directors

New directors bring decades of technology and financial expertise

BOSTON – July 19, 2024 – Skillsoft (NYSE: SKIL) (“Skillsoft” or the “Company), a leading platform for transformative learning experiences, today announced that it has appointed Jim Frankola and Fahd Beg to the Company's Board of Directors, effective July 18, 2024.

Mr. Frankola is a highly accomplished technology executive with more than three decades of leadership and operational experience. He most recently served as Chief Financial Officer of Cloudera, an enterprise data cloud company, and currently serves as a director on the Ansys, Inc. board. Mr. Beg currently serves as an Investment Partner at Prosus N.V., one of the world's largest technology investors and operators, and is a proven leader at the intersection of technology and education.

“I am pleased to welcome Jim and Fahd to Skillsoft’s Board. We look forward to benefitting from their strategic and functional insights as we strengthen our go-to-market strategy, scale our AI-powered learning experiences and deliver greater value for customers and shareholders,” said Ron Hovsepian, Executive Chair, Skillsoft.

“As generative AI reshapes the workplace, organizations and people around the world are adapting to new ways of working that demand new skills,” said Mr. Frankola. “Skillsoft is fundamentally changing how these skills are measured, developed, and applied on the job. I am honored to join the Board at this exciting time as we usher in the future of learning.”

Mr. Beg said, “With innovative, AI-centric learning solutions, Skillsoft is poised to lead the global shift in talent development. I look forward to working closely with Ron, the executive team and the Board to accelerate the Company’s growth and deliver on the compelling opportunities ahead for near- and long-term value creation.”

The Company noted that Lawrence Illg, who has served as a Skillsoft director since 2021, has stepped down from the Board, also effective July 18, 2024.

Mr. Hovsepian added, “Larry has been a long-serving and valued board member of Skillsoft since going public in June 2021. We have a deep appreciation for the excellent contributions he has made during his time on our Board.”

About Jim Frankola
Jim Frankola most recently served as Chief Financial Officer and a strategic advisor for Cloudera, an enterprise data cloud company, for more than a decade. Before joining Cloudera, he was Chief Financial Officer at Yodlee, a data aggregation and analytics platform, and at Ariba, a leading procurement and supply chain management technology provider.

Mr. Frankola currently serves on the board of Ansys, Inc. and as an advisor to early-stage artificial intelligence companies Vectara and Narada. Previously, he was on the boards of ActivIDentity Corporation and Cvent Holding Corp.

PRESS RELEASE

Mr. Frankola earned a Master's in International Business & Finance from NYU Stern School of Business and a BS in Accounting from Penn State University.

About Fahd Beg
Fahd Beg is an Investment Partner and part of the Investment Committee at Prosus N.V. and Naspers Ltd., a global consumer internet group and one of the world's largest technology investors and operators. He previously served as Group Chief Investment Officer and Chief Operating Officer of Prosus’ Edtech, Food and Ecommerce segments and currently serves on the boards of several leading technology companies including Eruditus, iFood and Emag.

Mr. Beg has an MBA from Insead and a BA from McGill University.

About Skillsoft

Skillsoft (NYSE: SKIL) delivers transformative learning experiences that propel organizations and people to grow together. The Company partners with enterprise organizations and serves a global community of learners to prepare today’s employees for tomorrow’s economy. With Skillsoft, customers gain access to blended, multimodal learning experiences that do more than build skills, they grow a more capable, adaptive, and engaged workforce. Through a portfolio of best-in-class content, a platform that is personalized and connected to customer needs, world-class tech and a broad ecosystem of partners, Skillsoft drives continuous growth and performance for employees and their organizations by overcoming critical skill gaps and unlocking human potential.

Cautionary Notes Regarding Forward Looking Statements
This document includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including statements about the expected terms of directors, are forward-looking statements and may be based on current expectations, estimates or projections about our industry, management’s beliefs or certain assumptions made by management. Also, when we use words such as “may”, “will”, “would”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “project”, “forecast”, “seek”, “outlook”, “target”, “goal”, “probably”, or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of Skillsoft’s management and are subject to significant risks and uncertainties, and we caution you against unduly relying on these forward-looking statements.

Factors that could cause or contribute to such differences include those described under “Risk Factors” in our Form 10‑K for the fiscal year ended January 31, 2024, and subsequent periodic reports. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in our other periodic filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements contained herein, except as required by law.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be incorrect, and actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements.

PRESS RELEASE

Investors
Chad Lyne
chad.lyne@skillsoft.com

Media
Cameron Martin
cameron.martin@skillsoft.com